EXHIBIT 16.1

Re: IGEN Networks Corp. (the “Company”)

This letter will confirm that we reviewed Item 4.01 of the Company’s Form 8-K dated February 8, 2019, captioned “Changes in the Registrant’s Certifying Accountant” and that we agree with the statements made therein as they relate to Saturna Group Chartered Professional Accountants LLP.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

/s/ SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

Vancouver, Canada

February 11, 2019